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                        STARLIGHT NETWORKS INCORPORATED

                            RETENTION BONUS PROGRAM



1. PURPOSES OF PLAN. The purpose of the Retention Bonus Program (the "Bonus Program") is to encourage long-term service of certain employees, consultants and members of the Board of Directors of Starlight Networks Incorporated (the "Company").


2. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. The Plan shall continue until terminated under Section 8 of the Plan.

3. BONUS POOL. Cash or stock bonuses shall be paid under the Bonus Program from a bonus pool (the "Bonus Pool") equal in value to 15.86% of the gross proceeds offered to shareholders in consideration for their shares of the capital stock of the Company in a merger or acquisition of the Company or the sale of all or substantially all of the assets of the Company (an "Acquisition Transaction").

4. PARTICIPATION. Only the employees, consultants and members of the Board of Directors determined by the Compensation Committee of the Board of Directors shall be eligible to participate in the Bonus Program (the "Participants"). Except as otherwise provided in the Bonus Program, a Participant's right to participate in the Bonus Program may not be terminated without the Participant's consent. Participation in the Bonus Program shall not affect any other benefits or compensation from the Company to which a Participant may be or become entitled.

5.  DISTRIBUTABLE AMOUNT; PAYMENT.

       (a) DISTRIBUTABLE AMOUNT. Subject to the provisions below, each Participant shall be paid a bonus (the "Bonus") in an amount to be determined by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall also determine whether such Bonus is to be paid in cash or in the shares of the unrelated issuer in the Acquisition Transaction.

       (b) METHOD OF PAYMENT. The Bonus shall be payable either immediately upon the closing of the Acquisition Transaction (the "Closing Date") or on the next business day following the Closing Date.

6. EMPLOYMENT CONDITION. The distribution of each Participant's Bonus is contingent upon the Participant's continuing status as an employee, consultant or member of the Board of Directors of the Company through the Closing Date.
If a Participant voluntarily terminates employment or service as a Director with the Company, or a Participant is terminated for Cause (as defined below) by the Company prior to the Closing Date, then such Participant shall not be eligible to receive any Bonus payments, and such Participant's Bonus shall revert back to the Bonus Pool, to be reallocated among the remaining Participants in such amounts as determined in the discretion of the Compensation Committee
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of the Board of Directors. For purposes of this Bonus Program only, Cause shall mean (i) an act of dishonesty made by a Participant in connection with such Participant's responsibilities as an employee that is materially and demonstrably injurious to the Company, (ii) a Participant's conviction of, or plea of NOLO CONTENDERE to a felony, an act of fraud or embezzlement, (iii) a willful act by a Participant which constitutes misconduct and is injurious to the Company, (iv) a Participant's continued violation of his employment duties after such Participant has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that such Participant has not performed his duties, or (v) gross incompetence or gross insubordination on the part of a Participant. If, prior to the Closing Date, a Participant ceased to be employed by the Company for any reason other than for Cause or voluntary termination, then such Participant shall continue to be eligible to receive the Bonus.


7. WITHHOLDING. Distributions pursuant to this Plan shall be subject to all applicable tax and withholding requirements, including federal and state requirements.


8. TERMINATION. The Bonus Program shall terminate upon the Closing of an Acquisition Transaction (the "Closing"). Upon the termination of the Bonus Program, the rights of all Participants hereunder will terminate immediately, provided that any rights to the Bonus which have accrued at the Closing shall survive the Closing.

9. EMPLOYMENT. No provision of this Plan shall be construed as conferring on an employee of the Company the right to continue as an employee of the Company. Notwithstanding the previous sentence, the Company shall not take any action solely to avoid payment pursuant to the Bonus Program.

10. GOVERNING LAW. The Plan shall be governed by the laws of the State of California.